Exhibit 5.2

Westward Law, llc	3273 E. Warm Springs Las Vegas, NV 89120
Telephone: 702-701-3945
Facsimile: 702-944-7100
Email: keavery@westwardlaw.com

June 24, 2019

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Re: Xenetic Biosciences, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada corporate counsel for Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-231508) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering a public offering of (i) up to an aggregate of $17.5 million of shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) and (ii) warrants (the “Purchase Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”) to purchase up to $17.5 million of the Company’s Common Stock (the “Purchase Warrant Shares,” and collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”). This opinion relates to the Shares and the Warrant Shares. The Shares and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, officer’s certificates and such other instruments, obtained for this opinion as well as prior opinions, as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the truth of representations made by officers of the Company and the authenticity of the originals of all documents.

In rendering this opinion we have assumed that prior to the issuance of any of the Shares and Warrant Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the Board of Directors of the Company or an authorized committee thereof will have taken action to set the sales price of the Shares and Warrants and the exercise price of the Warrants.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon current and past representations or certificates of officers or directors of the Company we have received, without independently verifying the accuracy of such documents, records and instruments.

With regard to our opinion concerning the Warrant Shares, we express no opinion (and are not responsible) to the extent that future issuances of any securities by the Company (including the Warrant Shares, Warrants and/or antidilution adjustments to outstanding securities) cause the Warrants to be exercisable for more shares of Common Stock than are, or remain, authorized, but unissued.

Xenetic Biosciences, Inc.

June 24, 2019

Our opinion herein is expressed solely with respect to the corporate laws of the State of Nevada. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference of our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we believe but do not hereby guarantee or admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related Prospectus, nor do we guarantee or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WESTWARD LAW, LLC